EXHIBIT 5.1


                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Budapest
                                 (212) 310-8000                 Dallas
                              Fax: (212) 310-8007               Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                                                Shanghai
                                November 9, 2007                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.
                                                                Wilmington

The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Ladies and Gentlemen:

            We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of not more than 300,000 additional shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), being registered in connection with The Estee Lauder Companies Inc. Non-Employee Director Share Incentive Plan, as amended and restated (the "Plan").

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Plan pursuant to which shares of the Class A Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 300,000 shares of Class A Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, if and when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

The Estee Lauder Companies Inc.
November 9, 2007
Page 2



            We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.



                                    Very truly yours,


                                /s/  Weil, Gotshal & Manges LLP